UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2024

RYAN SPECIALTY HOLDINGS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40645	86-2526344
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

155 North Wacker Drive, Suite 4000
Chicago, Illinois		60606
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 312 784-6001

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value	RYAN	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 28, 2024, the Board of Directors of Ryan Specialty Holdings, Inc. (the "Company" or "Ryan Specialty") unanimously approved a leadership succession plan to be implemented on October 1, 2024. Under the plan, Patrick G. Ryan, the Company’s Founder, Chairman, and Chief Executive Officer, will transition to the role of Executive Chairman and Timothy W. Turner, President of Ryan Specialty and Chairman and CEO of Ryan Turner Specialty (“RT Specialty"), will become Chief Executive Officer. The succession plan also includes the appointment of Jeremiah R. Bickham, Chief Financial Officer, as President, and Janice M. Hamilton, Chief Accounting Officer, as Chief Financial Officer.

As Executive Chairman, Mr. Ryan will continue to lead the Board of Directors and will remain an executive officer of the Company with supervisory responsibility over the strategic direction of the Company, taking an active role in building and leading its operations, providing day-to-day oversight to the new CEO, and performing such other duties as from time to time may be assigned to him by the Board of Directors. Mr. Ryan, age 87, has served as the Company's Chairman and Chief Executive Officer since its founding in 2010. Mr. Ryan is the Chairman of the Company's Executive Committee. Prior to launching Ryan Specialty, Mr. Ryan founded Aon Corporation and served as its Chairman and/or CEO for 41 years.

Timothy W. Turner, age 64, has served as the Company's President since March 2021, as the Chairman and CEO of RT Specialty since its founding in 2010, and has been a member of the Board of Directors since 2012. Mr. Turner is a member of the Company's Executive Committee. Prior to co-founding RT Specialty, Mr. Turner was with CRC Insurance Services, Inc. (“CRC”) for 10 years and was President of CRC at the time of his departure. Prior to CRC, Mr. Turner worked for the Crump Group and was named President of its Chicago office. Mr. Turner began his insurance career as a casualty broker with A.J. Renner & Associates in 1987.

Jeremiah R. Bickham, age 38, has served as the Company's Executive Vice President and Chief Financial Officer since March 2021. He joined Ryan Specialty in 2011 and previously served as our Treasurer and Head of Corporate Development. Prior to joining Ryan Specialty, Mr. Bickham worked at KPMG, LLP as a research analyst and auditor from 2009 through 2011. He earned a Bachelor of Business Administration and a Master of Professional Accounting from the University of Texas at Austin, as well as a Master of Business Administration from Northwestern University’s Kellogg School of Management. Mr. Bickham also is a Certified Public Accountant.

Janice M. Hamilton, age 42, has served as the Company's Chief Accounting Officer since March 2021 and formerly as its Controller since 2018. From 2008 to 2018, Ms. Hamilton was based in London serving in multiple positions. From 2016 to 2018 she was the Chief Financial Officer for AmTrust International, the non-U.S. and Lloyds operations of AmTrust Financial Services, Inc. ("AmTrust"). From 2014 to 2016, Ms. Hamilton held the position of CFO of ANV Holdings BV ("ANV"), which was acquired by AmTrust, and prior to that was the Finance Director for Jubilee Group Holdings Limited, a prior subsidiary of Ryan Specialty, which was acquired by ANV. Ms. Hamilton began her career with EY providing audit services to insurance sector companies like Aon. Ms. Hamilton received a Bachelor of Science in Finance from Miami University in Ohio and a Masters of Science in Accounting from the University of Virginia. She also is a Certified Public Accountant.

There are no arrangements or understandings between any of Messrs. Ryan, Turner, Bickham or Ms. Hamilton and any other person pursuant to which each such person was appointed as an officer of the Company. Mr. Ryan is the father of Patrick G. Ryan, Jr., a director of the Company, and the uncle of the spouse of Brendan M. Mulshine, the Company's Executive Vice President and Chief Revenue Officer. There are no family relationships between any of Mr. Turner, Mr. Bickham or Ms. Hamilton and any director or executive officer of the Company.

Information regarding related party transactions between the Company and Mr. Ryan and/or his affiliates that are reportable under Item 404(a) of Regulation S-K is incorporated herein by reference to the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on March 19, 2024. There are no related party transactions between the Company and the other officers named in this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure.

On July 1, 2024, the Company issued a press release announcing the succession plan described above. A copy of the press release is attached as Exhibit 99.1 to this Current Report and incorporated herein by reference.

As provided in General Instruction B.2 to Form 8-K, the information furnished in this Item 7.01 and in Exhibit 99.1 to this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and such information shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release, dated July 1, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RYAN SPECIALTY HOLDINGS, INC.

Date:	June 30, 2024	By:	/s/ Mark S. Katz
Mark S. Katz, Executive Vice President, General Counsel and Corporate Secretary